Exhibit 5.1

July 24, 2020

Cyclerion Therapeutics, Inc.
301 Binney Street

Cambridge, Massachusetts 02142

RE:	Cyclerion Therapeutics, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cyclerion Therapeutics, Inc., a Massachusetts corporation (the “Company”), in connection with the filing today by the Company of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers the following securities of the Company: (i) shares of common stock of the Company, no par value per share (the “Common Stock”), (ii) shares of preferred stock of the Company, no par value per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), including those initially issuable upon exercise of any Warrants (as defined below) that are exercisable for Debt Securities; (iv) warrants of the Company (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities, and (v) units of the Company (the “Units”) consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants. The Debt Securities, the Warrants and the Units are collectively referred to as the “Securities”.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)                 the Registration Statement relating to the Common Stock, Preferred Stock, Debt Securities, Warrants and Units filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act;

(b)                an executed copy of a certificate of William Huyett, the Chief Financial Officer of the Company, dated the date hereof (the “Officer’s Certificate”); and

(c)                 a copy of certain resolutions (the “Resolutions”) of the Board of Directors of the Company, adopted on July 20, 2020, certified pursuant to the Officer’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Officer’s Certificate.

We do not express any opinion with respect to any laws other than the laws of the State of New York (the foregoing being referred to as “Opined-on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

(1) Debt Securities. When the Registration Statement has become effective under the Securities Act, the terms of an indenture under which any Debt Securities are to be issued have been duly established and such indenture has been duly authorized, executed and delivered, the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture and applicable law and such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and applicable law and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities issuable upon exercise of any Warrants that are exercisable for Debt Securities.

(2) Warrants. When the Registration Statement has become effective under the Securities Act, the terms of a warrant agreement under which any Warrants are to be issued have been duly established and such warrant agreement has been duly authorized, executed and delivered, the terms of such Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and applicable law and such Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and applicable law and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) Units. When the Registration Statement has become effective under the Securities Act, the terms of a unit agreement under which any Units are to be issued have been duly established and such unit agreement has been duly authorized, executed and delivered, the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement and applicable law and such Units have been duly executed and authenticated in accordance with the applicable unit agreement and applicable law and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering the foregoing opinions we have assumed that:

(a)       Neither the issuance nor sale of the Debt Securities, Warrants and Units: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements or instruments which are listed in Part II of the Registration Statement), (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

(b)       neither the issuance nor sale of the Debt Securities, Warrants and Units requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction (except that we do not make the assumption set forth in this clause (b) with respect to the Opined-on Law).

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the law of the State of New York be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Hughes Hubbard & Reed LLP